                                                                            23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Non-Officer Stock Option Plan and the 1999 Equity Incentive Plan of Cerus Corporation of our report dated January 27, 2000, except for Note 9 as to which the date is February 16, 2000, with respect to the financial statements of Cerus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP



Walnut Creek, California
July 25, 2000





                                      8